United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 7, 2008
Boomerang Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10176	22-2306487

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
355 Madison Avenue, Morristown, New Jersey 07960

(Address of principal executive offices)
Registrant’s telephone number, including area code: (973) 538-2247
Digital Imaging Resources, Inc.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.	Regulation FD Disclosure.
     On February 7, 2008, we issued a press release. A copy of the press release is attached as Exhibit 99.1.
     The information disclosed in this Item 7.01 and the related exhibit are being furnished solely to comply with Regulation FD and are not considered to be “filed” for purposes of Section 18 of the Exchange Act, and are not subject to the liabilities of that section unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Exchange Act. By filing this Current Report on Form 8-K responsive to Item 7.01 and furnishing this information, we make no admission as to the materiality of any information responsive to Item 7.01 in this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(a)	Exhibits.
99.1	Press Release dated February 7, 2008 (furnished, not filed).

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boomerang Systems, Inc.
Dated: February 7, 2008	By:	/s/Joseph R. Bellantoni
Joseph R. Bellantoni
Chief Financial Officer

3